                                                                   Exhibit 10(v)

                         LINCOLN ELECTRIC HOLDINGS, INC.
                          THE LINCOLN ELECTRIC COMPANY




                    8.73% Senior Notes due November 26, 2003



                       Uncommitted Private Shelf Facility





                                ----------------

                              AMENDED AND RESTATED

                    NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

                                ----------------




                           Dated as of April 30, 2002

                                TABLE OF CONTENTS

SECTION                                            HEADING                                                     PAGE
-------                                            -------                                                     ----
SECTION 1A.                AUTHORIZATION OF RESTATED NOTES........................................................1

SECTION 1B.                  AUTHORIZATION OF ISSUE OF SHELF NOTES................................................2

SECTION 2A.                  ISSUANCE OF RESTATED NOTES...........................................................2
SECTION 2B.                  PURCHASE AND SALE OF SHELF NOTES.....................................................2

     Section 2B(1).          Facility                     2
     Section 2B(2).          Issuance Period              3
     Section 2B(3).          Request for Purchase         3
     Section 2B(4).          Rate Quotes                  3
     Section 2B(5).          Acceptance                   3
     Section 2B(6).          Market Disruption            4
     Section 2B(7).          Facility Closings            4
     Section 2B(8).          Fees                         5
     Section 2B(8)(i).       [Intentionally Omitted]      5
     Section 2B(8)(ii).      Issuance Fee                 5
     Section 2B(8)(iii).     Delayed Delivery Fee         5
     Section 2B(8)(iv).      Cancellation Fee             6

SECTION 3.                 RESTATED NOTES CLOSING.................................................................6


SECTION 4.                 CONDITIONS TO CLOSING..................................................................6

       Section 4.1.            Representations and Warranties.....................................................7
       Section 4.2.            Performance; No Default............................................................7
       Section 4.3.            Compliance Certificates............................................................7
       Section 4.4.            Opinions of Counsel................................................................7
       Section 4.5.            Purchase Permitted by Applicable Law, etc..........................................7
       Section 4.6.            Proceedings and Documents..........................................................7

SECTION 5.                 REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.........................................8

       Section 5.1.            Organization; Power and Authority..................................................8
       Section 5.2.            Authorization, etc.................................................................8
       Section 5.3.            Disclosure.........................................................................8
       Section 5.4.            Subsidiaries.......................................................................8
       Section 5.5.            Financial Statements...............................................................9
       Section 5.6.            Compliance with Laws, Other Instruments, etc......................................10
       Section 5.7.            Governmental Authorizations, etc..................................................10
       Section 5.8.            Litigation; Observance of Statutes and Orders.....................................10
       Section 5.9.            Taxes.............................................................................10
       Section 5.10.           Title to Property; Leases.........................................................11

       Section 5.11.           Licenses, Permits, etc............................................................11
       Section 5.12.           Compliance with ERISA.............................................................11
       Section 5.13.           Private Offering by the Obligors..................................................12
       Section 5.14.           Use of Proceeds; Margin Regulations...............................................12
       Section 5.15.           Existing Indebtedness.............................................................12
       Section 5.16.           Foreign Assets Control Regulations, etc...........................................13
       Section 5.17.           Status under Certain Statutes.....................................................13
       Section 5.18.           Hostile Tender Offers.............................................................13

SECTION 6.                 REPRESENTATIONS OF THE PURCHASER......................................................13

       Section 6.1.            Purchase for Investment...........................................................13
       Section 6.2.            Source of Funds...................................................................13

SECTION 7.                 INFORMATION AS TO OBLIGORS............................................................15

       Section 7.1.            Financial and Business Information................................................15
       Section 7.2.            Officer's Certificate.............................................................18
       Section 7.3.            Inspection........................................................................18

SECTION 8.                 PREPAYMENT OF THE NOTES...............................................................19

       Section 8.1.            Required Prepayments..............................................................19
       Section 8.2.            Optional Prepayments with Make-Whole Amount.......................................19
       Section 8.3.            Prepayment of Notes upon Change of Control........................................19
       Section 8.4.            Allocation of Partial Prepayments.................................................21
       Section 8.5.            Maturity; Surrender, etc..........................................................21
       Section 8.6.            Purchase of Notes.................................................................21
       Section 8.7.            Make-Whole Amount.................................................................21

SECTION 9.                 AFFIRMATIVE COVENANTS.................................................................23

       Section 9.1.            Compliance with Law...............................................................23
       Section 9.2.            Insurance.........................................................................23
       Section 9.3.            Maintenance of Properties.........................................................23
       Section 9.4.            Payment of Taxes..................................................................23
       Section 9.5.            Corporate Existence, etc..........................................................24
       Section 9.6.            Notes to Rank Pari Passu..........................................................24
       Section 9.7.            Ownership of the Company..........................................................24
       Section 9.8.            Changes in Status of Subsidiaries.................................................24

SECTION 10.                NEGATIVE COVENANTS....................................................................25

       Section 10.1.           Transactions with Affiliates......................................................25
       Section 10.2.           Fixed Charges Coverage Ratio......................................................25
       Section 10.3.           Leverage Ratio; Minimum Shareholders' Equity......................................25
       Section 10.4.           Priority Debt.....................................................................25
       Section 10.5.           Investments.......................................................................25
       Section 10.6.           Mergers, Consolidations and Sales of Assets.......................................27

       Section 10.7.           Limitation on Liens...............................................................30
       Section 10.8.           Sale-and-Leaseback Transactions...................................................33

SECTION 11.                EVENTS OF DEFAULT.....................................................................33


SECTION 12.                REMEDIES ON DEFAULT, ETC..............................................................35

       Section 12.1.           Acceleration......................................................................35
       Section 12.2.           Other Remedies....................................................................36
       Section 12.3.           Rescission........................................................................36
       Section 12.4.           No Waivers or Election of Remedies, Expenses, etc.................................36

SECTION 13.                REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.........................................36

       Section 13.1.           Registration of Notes.............................................................36
       Section 13.2.           No Transfers of Notes to Competitors; Transfer and Exchange of Notes..............37
       Section 13.3.           Replacement of Notes..............................................................37

SECTION 14.                PAYMENTS ON NOTES.....................................................................38

       Section 14.1.           Place of Payment..................................................................38
       Section 14.2.           Home Office Payment...............................................................38

SECTION 15.                EXPENSES, ETC.........................................................................38

       Section 15.1.           Transaction Expenses..............................................................38
       Section 15.2.           Survival..........................................................................39

SECTION 16.                SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..........................39


SECTION 17.                AMENDMENT AND WAIVER..................................................................39

       Section 17.1.           Requirements......................................................................39
       Section 17.2.           Binding Effect, etc...............................................................40
       Section 17.3.           Notes Held by the Obligors, etc...................................................40

SECTION 18.                NOTICES...............................................................................40


SECTION 19.                REPRODUCTION OF DOCUMENTS.............................................................41


SECTION 20.                CONFIDENTIAL INFORMATION..............................................................41


SECTION 21.                [INTENTIONALLY OMITTED]...............................................................42

SECTION 22.                MISCELLANEOUS.........................................................................42

       Section 22.1.           Successors and Assigns............................................................42
       Section 22.2.           Payments Due on Non-Business Days.................................................42
       Section 22.3.           Severability......................................................................42
       Section 22.4.           Construction......................................................................43
       Section 22.5.           Counterparts......................................................................43
       Section 22.6.           Governing Law.....................................................................43
       Section 22.7.           Consent to Jurisdiction and Service of Process....................................43

                             SCHEDULES AND EXHIBITS

SCHEDULE A                  --   Information Relating to Restated Note Purchasers

SCHEDULE B                  --   Defined Terms

SCHEDULE 5.4                --   Subsidiaries of the Obligors and Ownership of Subsidiary Stock

SCHEDULE 5.18               --   Existing Investments

EXHIBIT A-1                 --   Form of Restated Note

EXHIBIT A-2                 --   Form of Shelf Note

EXHIBIT B                   --   Form of Request for Purchase

EXHIBIT C                   --   Form of Confirmation of Acceptance

EXHIBIT D-1                 --   Form of Opinion of Counsel to Obligors for Restated Note Closing

EXHIBIT D-2                 --   Form of Opinion of Counsel to Obligors for Shelf Note Closing

                         LINCOLN ELECTRIC HOLDINGS, INC.
                          THE LINCOLN ELECTRIC COMPANY
                            22801 SAINT CLAIR AVENUE
                            CLEVELAND, OH 44117-1199


                                                            As of April 30, 2002

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA (" PRUDENTIAL")
Each Prudential Affiliate which becomes
bound by certain provisions of this Agreement as hereinafter provided
c/o PRUDENTIAL CAPITAL GROUP
180 North Stetson Street
Two Prudential Plaza
Suite 5600
Chicago, Illinois 60601

Ladies and Gentlemen:

         LINCOLN ELECTRIC HOLDINGS, INC., an Ohio corporation ("Holdings") and THE LINCOLN ELECTRIC COMPANY, an Ohio corporation (the "Company", and together with Holdings hereinafter referred to individually as an "Obligor" and collectively as the "Obligors"), jointly and severally agree with you that the Note Agreement (the "Existing Agreement") dated as of November 20, 1991, between the Company and Prudential is hereby amended and restated in its entirety as set forth herein. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 1A.       AUTHORIZATION OF RESTATED NOTES.

         The Company has authorized the amendment and restatement of, and Holdings has authorized the assumption of, the Company's 8.73% senior promissory notes due November 26, 2003, in the aggregate outstanding principal amount of $18,750,000 (the "Existing Notes"), which Existing Notes were issued pursuant to the Existing Agreement. The Existing Notes, as so amended, restated and assumed, are referred to herein as the "Restated Notes". The Restated Notes shall be in the aggregate principal amount of $18,750,000, shall mature November 26, 2003, shall bear interest at the rate of 8.73% per annum (or, in the event of a payment default, at the Default Rate) and shall be substantially in the form of Exhibit A-1 hereto. The terms "Restated Note" and "Restated Notes" as used herein shall include each Restated Note delivered pursuant to any provision of this Agreement and each Restated Note delivered in substitution or exchange therefor pursuant to any such provision.

SECTION 1B.       AUTHORIZATION OF ISSUE OF SHELF NOTES.

         The Obligors will jointly and severally authorize the issue and sale of their additional senior notes (the "Shelf Notes") in the aggregate principal amount of $100,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than fifteen years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than twelve years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to Section 2B(5), and to be substantially in the form of Exhibit A-2. The terms "Shelf Note" and "Shelf Notes" as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. The terms "Note" and "Notes" as used herein shall include each Restated Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes that have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued), are herein called a "Series" of Notes.

SECTION 2A.       ISSUANCE OF RESTATED NOTES.

         The Obligors hereby agree to issue to Prudential and, subject to the terms and conditions herein set forth, Prudential hereby agrees to acquire from the Obligors, the aggregate principal amount of Restated Notes set forth opposite its name on Schedule A hereto, in exchange for Existing Notes in identical outstanding principal amounts.

SECTION 2B.       PURCHASE AND SALE OF SHELF NOTES.

         Section 2B(1). Facility. Prudential is willing to consider, in its sole discretion and within limits that may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the "Facility." At any time, the aggregate principal amount of shelf Notes stated in Section 1B, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the "Available Facility Amount" at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OR SHELF NOTES,

AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

         Section 2B(2). Issuance Period. Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if such anniversary is not a Business Day, the Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the "Issuance Period."

         Section 2B(3). Request for Purchase. The Obligors may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a "Request for Purchase"). Each Request for Purchase shall be made to Prudential by telecopier or overnight delivery service to the applicable address set forth in the Information Schedule, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $10,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (quarterly or semi-annual in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than ten Business Days and not more than 25 days after the making of such Request for Purchase,
(v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in Section 5 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default and (vii) be substantially in the form of Exhibit C attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

         Section 2B(4). Rate Quotes. Not later than five Business Days after the Obligors shall have given Prudential a Request for Purchase pursuant to Section 2B(3), Prudential may, but shall be under no obligation to, provide to the Obligors by telephone or telecopier, in each case between 9:30 a.m. and 1:30 p.m. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

         Section 2B(5). Acceptance. Within five minutes after Prudential shall have provided any interest rate quotes pursuant to Section 2B(4) or such shorter period as Prudential may specify to the Obligors (such period herein called the "Acceptance Window"), the Obligors may, subject to Section 2B(6), elect to accept such interest rate quotes as to not less than $10,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of an Obligor notifying Prudential by telephone or in person within the Acceptance Window that the Obligors elect to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an "Accepted Note") as to which such acceptance (herein called an "Acceptance") relates. The day the Obligors notify Prudential of an Acceptance with respect to any Accepted Notes is herein called the "Acceptance Day" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to Section 2B(6) and the other terms and conditions hereof, the Obligors agree to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Accepted Notes. As soon as practicable following the Acceptance Day, the Obligors, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit D attached hereto (herein called a "Confirmation of Acceptance"). If the Obligors should fail to execute and return to Prudential within three Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

         Section 2B(6). Market Disruption. Notwithstanding the provisions of
Section 2B(5), if Prudential shall have provided interest rate quotes pursuant to Section 2B(4) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with Section 2B(5) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Obligors thereafter notify Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Obligors that the provisions of this Section 2B(6) are applicable with respect to such Acceptance.

         Section 2B(7). Facility Closings. Not later than 1:00 p.m. (New York City local time) on the Closing Day for any Accepted Notes, the Obligors will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of the Prudential Capital Group, 180 North Stetson Street, Two Prudential Plaza, Suite 5600, Chicago, IL 60601, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name, against payment of the purchase price thereof by transfer of immediately available funds for credit to the account of an Obligor specified in the Request for Purchase of such Notes. If the Obligors fail to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this Section 2B(7), or any of the conditions specified in Section 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Obligors shall, prior to 1:30 p.m., New York City local time, on such scheduled

Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and no more than 10 Business Days after such scheduled Closing Day (the "Rescheduled Closing Day")) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Obligors reasonably believe that they will be able to comply with the conditions set forth in Section 3 on such Rescheduled Closing Day and that the Obligors will pay the Delayed Delivery Fee in accordance with Section 2B(8)(iii) or (ii) such closing is to be canceled. In the event that the Obligors shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:30 p.m., New York City local time, on such scheduled Closing Day, notify the Obligors in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Obligors may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.

         Section 2B(8). Fees.

         Section 2B(8)(i). [INTENTIONALLY OMITTED].

         Section 2B(8)(ii). Issuance Fee. The Company will pay to Prudential in immediately available funds a fee (herein called the "Issuance Fee") on each Closing Day (other than the Restated Notes Closing Day) in an amount equal to 0.10% of the aggregate principal amount of Accepted Notes sold on such Closing Day.

         Section 2B(8)(iii). Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Obligors will pay to Prudential
(a) on the Cancellation Date or actual closing date of such purchase and sale and (b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Note and on each Business Day following 90 days after the prior payment hereunder, a fee (herein called the "Delayed Delivery Fee") calculated as follows:

                           (BEY - MMY) X DTS/360 X PA

where "BEY" means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note, "MMY" means Money Market Yield, i.e., the yield per annum on commercial paper investments of the highest quality on the date Prudential receives notice of the delay in the closing for such Accepted Note and having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days, determined by interpolation, if necessary (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with Section 2B(7).

         Section 2B(8)(iv). Cancellation Fee. If (a) the Obligors at any time notify Prudential in writing that the Obligors are canceling the closing of the purchase and sale of any Accepted Note, or (b) Prudential notifies the Obligors in writing under the circumstances set forth in the last sentence of Section 2B(5) or the penultimate sentence of Section 2B(7) that the closing of the purchase and sale of such Accepted Note is to be canceled, or (c) the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the "Cancellation Date"), the Obligors will pay the Purchasers in immediately available funds an amount (the "Cancellation Fee") calculated as follows:

                                     PI X PA

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and "PA" has the meaning ascribed to it in Section 2B(8)(iii). The foregoing bid and ask prices shall be as reported on the Treasury Yield Monitor page of Standard & Poor's MMS
- Treasury Market Insight (or, if such data for any reason ceases to be so reported or such source ceases to be Prudential Capital Group's customary source of such information, such publicly available source of similar market data as is then Prudential Capital Group's customary source of such information). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

SECTION 3.        RESTATED NOTES CLOSING.

         The exchange of the Restated Notes for the Existing Notes shall occur at the offices of Prudential Capital Group, Suite 2700, Four Embarcadero Center, San Francisco, California 94111 on April 30, 2002 (the "Restated Notes Closing Day"). On the Restated Notes Closing Day the Obligors will deliver to Prudential one or more Restated Notes registered in Prudential's name, evidencing the aggregate principal amount of Restated Notes to be acquired by it and in the denomination or denominations specified in Schedule A against delivery by Prudential of Existing Notes aggregating in principal amount such aggregate principal amount of Restated Notes.

SECTION 4.        CONDITIONS TO CLOSING.

         The obligation of Prudential to exchange Existing Notes for Restated Notes, and of any Purchaser to purchase and pay for any Shelf Notes, in each case is subject to the fulfillment to its satisfaction, prior to or at the applicable Closing Day, of the following conditions:

         Section 4.1. Representations and Warranties. The representations and warranties of the Obligors in this Agreement shall be correct when made and as of the applicable Closing Day (or if such representation or warranty is expressly stated to have been made as of a specific date, at such specific date).

         Section 4.2. Performance; No Default. Each of the Obligors shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or as of the applicable Closing Day, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof), no Default or Event of Default shall have occurred and be continuing.

         Section 4.3.    Compliance Certificates.

                  (a) Officer's Certificate. Each of the Obligors shall have delivered to such Purchaser an Officer's Certificate, dated the applicable Closing Day, certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

                  (b) Secretary's Certificate. Each of the Obligors shall have delivered to such Purchaser a certificate dated the applicable Closing Day certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution, delivery and (if applicable) assumption of the Notes and this Agreement.

         Section 4.4. Opinions of Counsel. Such Purchaser shall have received an opinion in form and substance reasonably satisfactory to such Purchaser, dated the applicable Closing Day, from Frederick G. Stueber, Esq., Senior Vice President, General Counsel and Secretary of each of the Obligors, substantially in the form of Exhibit D-1 (in the case of the Restated Notes) or Exhibit D-2 (in the case of any Shelf Notes) (and the Obligors hereby instruct their counsel to deliver such opinions to such Purchaser) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

         Section 4.5. Purchase Permitted by Applicable Law, etc. On the applicable Closing Day such Purchaser's purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.

         Section 4.6. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and Purchasers' special counsel, and such Purchaser and Purchasers' special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such Purchaser's special counsel may reasonably request.

SECTION 5.        REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

         Each Obligor, jointly and severally, represents and warrants to each of the Purchasers that:

         Section 5.1. Organization; Power and Authority. Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

         Section 5.2. Authorization, etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of each Obligor, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of each Obligor enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 5.3. Disclosure. This Agreement and other documents, certificates and statements furnished to the Purchasers by or on behalf of the Obligors in connection herewith, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which they were made. Since the last day of the most recent Fiscal Year for which annual financial statements of Holdings and the Company have been delivered pursuant to Section 7.1(b) (or, if no such financial statements have been delivered, the last day of the most recent Fiscal Year for which financial statements of Holdings and the Company were furnished pursuant to Section 5.5), there has been no change in the financial condition, operations, business or properties of Holdings or any of its Restricted Subsidiaries except changes that individually or in aggregate would not reasonably be expected to have a Material Adverse Effect.

         Section 5.4. Subsidiaries.

         (a) As of the date of this Agreement, all Subsidiaries of the Obligors are set forth on Schedule 5.4 and all such Subsidiaries are Restricted Subsidiaries.

         (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary have been validly issued, are fully paid and nonassessable and are owned by the Obligors or another Subsidiary free and clear of any Lien (except for any Lien permitted by Section 10.7).

         (c) Each Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         Section 5.5. Financial Statements. The Obligors have furnished each Purchaser of the Restated Notes or any Accepted Notes (as applicable) with the following financial statements: (i) the financial statements of Holdings appearing in its two most recently filed (as of the date as of which this representation is made or repeated) Annual Reports on Form 10-K, prepared in accordance with the requirements therefor and filed with the SEC, (ii) a consolidated balance sheet of Holdings and its Restricted Subsidiaries as of the last day in each of the three Fiscal Years most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than Fiscal Years completed within 120 days prior to such date for which annual financial statements have not been released) and consolidated statements of income, cash flows and shareholders' equity of Holdings and its Restricted Subsidiaries for each such Fiscal Year, (iii) the financial statements of Holdings appearing in its Quarterly Report on Form 10-Q as at the end of the Fiscal Quarter (if any) most recently completed prior to such date and after the end of the most recent Fiscal Year (other than Fiscal Quarters completed within 60 days prior to date for which such Quarterly Report has not been filed), (iv) consolidated balance sheets of Holdings and its Restricted Subsidiaries as at the end of the Fiscal Quarter (if any) most recently completed prior to such date and after the end of the most recent Fiscal Year (other than Fiscal Quarters completed within 60 days prior to such date for which financial statements have not been released) and the comparable Fiscal Quarter in the preceding Fiscal Year, and consolidated statements of income and cash flows of Holdings and its Restricted Subsidiaries for the periods from the beginning of the Fiscal Years in which such Fiscal Quarters are included to the end of such Fiscal Quarters, (v) a consolidated balance sheet of the Company and its Restricted Subsidiaries as of the last day in each of the three Fiscal Years most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than Fiscal Years completed within 120 days prior to such date for which annual financial statements have not been released) and consolidated statements of income, cash flows and shareholders' equity of the Company and its Restricted Subsidiaries for each such Fiscal Year, and (vi) consolidated balance sheets of the Company and its Restricted Subsidiaries as at the end of the Fiscal Quarter (if any) most recently completed prior to such date and after the end of the most recent Fiscal Year (other than Fiscal Quarters completed within 60 days prior to such date for which financial statements have not been released) and the comparable Fiscal Quarter in the preceding fiscal year and consolidated statements of income and cash flows of the Company and its Restricted Subsidiaries for the periods from the beginning of the Fiscal Years in which such Fiscal Quarters are included to the end of such Fiscal Quarters. Such financial statements (including in each case any related schedules and notes) fairly present in all material respects the consolidated financial position of the companies described therein as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as may be set forth in any notes thereto (subject, in the case of interim statements, to normal year-end adjustments).

         Section 5.6. Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Obligors of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of either Obligor or any Restricted Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which either Obligor or any Restricted Subsidiary is bound or by which either Obligor or any Restricted Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to either Obligor or any Restricted Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to either Obligor or any Restricted Subsidiary which violation or violations under this clause (iii), individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         Section 5.7. Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by either Obligor of this Agreement or the Notes.

         Section 5.8. Litigation; Observance of Statutes and Orders. (a) There are no actions, suits or proceedings pending or, to the knowledge of either Obligor, threatened against or affecting either Obligor or any Restricted Subsidiary or any property of either Obligor or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         (b) Neither Obligor nor any Restricted Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         Section 5.9. Taxes. The Obligors and all Restricted Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which an Obligor or a Restricted Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.

         Section 5.10. Title to Property; Leases. The Obligors and the Restricted Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by an Obligor or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

         Section 5.11. Licenses, Permits, etc. The Obligors and the Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         Section 5.12. Compliance with ERISA. (a) Holdings and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither Holdings nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by Holdings or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of Holdings or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to
Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report (which in the case of the Restated Notes Closing Day is dated January 1, 2001), did not exceed (i) on the Restated Notes Closing Day the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $60,000 in the case of any single Plan and by more than $500,000 in the aggregate for all Plans, provided that Holdings' Annual Report on Form 10-K for the Fiscal Year ended December 31, 2001 indicated that, as of December 31, 2001, the projected benefit obligation under all such Plans exceeds the plan assets of such Plan by not more than $47,000,000 and (ii) on any other Closing Day, (a) in the case of any single Plan, an amount which, if said Plan were terminated, would have a Material Adverse Effect and (b) in the case of all said Plans, an amount which, if all said Plans were terminated, would have a Material Adverse Effect. The term "benefit liabilities" has the meaning specified in
Section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in Section 3 of ERISA.

         (c) Holdings and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (d) The expected post-retirement benefit obligation (determined as of the last day of Holdings' most recently ended Fiscal Year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of Holdings and its Restricted Subsidiaries is not Material.

         (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by each Obligor in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser's representation in
Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

         Section 5.13. Private Offering by the Obligors. Neither Obligor nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 35 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither Obligor nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of
Section 5 of the Securities Act.

         Section 5.14. Use of Proceeds; Margin Regulations. No part of the proceeds from the sale of the Notes hereunder will be used (or, in the case of the Existing Notes was used), directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve either Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of Holdings and its Restricted Subsidiaries and the Obligors do not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

         Section 5.15. Existing Indebtedness. Neither Obligor nor any Restricted Subsidiary has outstanding any Debt except as permitted by Sections 10.3 and
10.4. Neither Obligor nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of such Obligor or such Restricted Subsidiary and no event or condition exists with respect to any Indebtedness of either Obligor or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         Section 5.16. Foreign Assets Control Regulations, etc. Neither the sale of the Notes by the Obligors hereunder nor their use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither the Obligors nor any Subsidiary (i) is or will become a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or
(ii) to its knowledge, after reasonable inquiry, engages or will engage in any dealings or transactions, or be otherwise associated, with any such person.

         Section 5.17. Status under Certain Statutes. Neither Obligor nor any of their Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

         Section 5.18. Hostile Tender Offers. None of the proceeds of the sale of any Shelf Notes will be used to finance a Hostile Tender Offer.

SECTION 6.        REPRESENTATIONS OF THE PURCHASER.

         Section 6.1. Purchase for Investment. Each Purchaser represents that it is a Person duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Purchaser is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution or sale thereof, provided that (i) the disposition and sale of such Purchaser's or their property shall at all times be within its or their control and (ii) such Purchaser and each such pension trust fund is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act. Each Purchaser understands that the Notes have not been, and will not be, registered under the Securities Act and may be resold only if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Obligors are not required to register the Notes.

         Section 6.2. Source of Funds. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder:

                   (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

                   (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Obligors in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                   (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in either Obligor and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Obligors in writing pursuant to this paragraph (c); or

                  (d) the Source is a governmental plan; or

                  (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Obligors in writing pursuant to this paragraph (e); or

                  (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

         If any Purchaser or any subsequent transferee of the Notes indicates that such Purchaser or such transferee are relying on any representation contained in paragraph (b), (c) or (e) above, the Obligors shall deliver a certificate on the applicable Closing Day, with respect to such Purchaser and, on or prior to the date of any transfer of the Notes, with respect to any such transferee of the Notes, which certificate shall either state that (i) each Obligor is neither a "party in interest" (as defined in Title I, Section 3(14) of ERISA) nor a "disqualified person" (as defined in Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended), with respect to any plan identified pursuant to paragraph (b) or (e) above, or (ii) with respect to any plan identified pursuant to paragraph (c) above, neither Obligor nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of the assets of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plans.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7.        INFORMATION AS TO OBLIGORS.

         Section 7.1. Financial and Business Information. The Obligors shall deliver to Prudential and each holder of Notes that is an Institutional
Investor:

                  (a) Quarterly Statements -- promptly, and in any event within 60 days after the end of each Fiscal Quarter in each Fiscal Year (other than the last Fiscal Quarter of each such Fiscal Year),

                           (i) duplicate copies of Holdings' Quarterly Report on
                  Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC, together with:

                                    (1) a consolidated balance sheet of Holdings
                           and its Restricted Subsidiaries as at the end of such Fiscal Quarter; and

                                    (2) consolidated statements of income and
                           cash flows of Holdings and its Restricted
                           Subsidiaries for such Fiscal Quarter and (in the case of the second and third quarters) for the portion of the Fiscal Year ending with such Fiscal Quarter, and setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, but excluding footnotes, and certified by a Senior Financial Officer of Holdings as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

                           (ii) duplicate copies of:

                                    (1) a consolidated balance sheet of the
                           Company and its Restricted Subsidiaries as at the end of such Fiscal Quarter, and

                                    (2) consolidated statements of income and
                           cash flows of the Company and its Restricted
                           Subsidiaries for such Fiscal Quarter and (in the case of the second and third quarters) for the portion of the Fiscal Year ending with such Fiscal Quarter,

                  setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, but excluding footnotes, and certified by a Senior Financial Officer of the Company as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

                  (b) Annual Statements -- promptly, and in any event within 120 days after the end of each Fiscal Year,

                           (i) duplicate copies of Holdings' Annual Report on
                  Form 10-K for such Fiscal Year (together with Holdings' annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, together with:

                                    (1) a consolidated balance sheet of Holdings
                           and its Restricted Subsidiaries, as at the end of such Fiscal Year, and

                                    (2) consolidated statements of income,
                           changes in shareholders' equity and cash flows of Holdings and its Restricted Subsidiaries, for such Fiscal Year,

                  setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to year-end financial statements generally, but excluding footnotes, and certified by a Senior Financial Officer of Holdings as fairly presenting, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows; and

                           (ii) duplicate copies of:

                                    (1) a consolidated balance sheet of the
                           Company and its Restricted Subsidiaries as at the end of such Fiscal Year; and

                                    (2) consolidated statements of income,
                           changes in shareholders' equity and cash flows of the Company and its Restricted Subsidiaries, for such Fiscal Year,

                  setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to year-end financial statements generally, but excluding footnotes, and certified by a Senior Financial Officer of the Company as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows.

                   (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or information statement sent by either Obligor or any Restricted Subsidiary to public securities holders generally (including, without limitation, proxy materials), and (ii) each regular or periodic report (including, without limitation, any report of any Obligor on Form 8-K), each registration statement that shall have become effective and each final prospectus and all amendments thereto filed by either Obligor or any Restricted Subsidiary with the SEC;

                  (d) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer of either Obligor becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Obligors are taking or propose to take with respect thereto;

                  (e) ERISA Matters -- promptly, and in any event within 30 days after a Responsible Officer of either Obligor becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that Holdings or an ERISA Affiliate proposes to take with respect thereto:

                           (i) with respect to any Plan, any reportable event,
                  as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Holdings or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan (including a copy of any notice thereof); or

                           (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by Holdings or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of Holdings or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

                  (f) Litigation or Other Proceedings -- promptly, and in any event within five Business Days after a Responsible Officer of either Obligor becoming aware of any of the following, written notice of any pending litigation or, to the knowledge of either Obligor, threat of litigation against or affecting either Obligor or any Restricted Subsidiary or any property of either Obligor or any Restricted Subsidiary, that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect; and

                   (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of either Obligor or any Restricted Subsidiary or relating to the ability of the Obligors to perform their obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

         Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer of Holdings setting forth:

                  (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Obligors were in compliance with the requirements of Section 10.2 through Section
         10.7 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of Holdings and its Restricted Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of either Obligor or any Restricted Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Obligors shall have taken or proposes to take with respect thereto.

         Section 7.3. Inspection. The Obligors shall permit the representatives of each holder of Notes that is an Institutional Investor:

                  (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Obligors, to visit the principal executive office of each Obligor, to discuss the affairs, finances and accounts of the Obligors and the Restricted Subsidiaries with each Obligor's officers, and, with the consent of the Obligors (which consent will not be unreasonably withheld), to visit the other offices and properties of each Obligor and the Restricted Subsidiaries, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) Default -- if a Default or Event of Default then exists, at the expense of the Obligors to visit and inspect any of the offices or properties of each Obligor or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Obligors authorize said accountants to discuss the affairs, finances and accounts of the Obligors and the Restricted Subsidiaries), all at such times and as often as may be requested.

SECTION 8.        PREPAYMENT OF THE NOTES.

         Section 8.1. Required Prepayments.

         (a) Restated Notes. The Company shall prepay on November 26, 2002, $9,375,000 in principal amount of the Restated Notes at par; provided that upon any partial prepayment of the Restated Notes pursuant to Section 8.2 or 8.3 or purchase of Restated Notes pursuant to Section 8.6, the principal amount of such required prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Restated Notes is reduced as a result of such prepayment or purchase pursuant to Sections 8.2, 8.3 or 8.6. Except as set forth in Section 8.2, the Restated Notes may not be prepaid prior to maturity at the option of the Obligors.

         (b) Shelf Notes. Each Series of Shelf Notes shall be subject to the required prepayments, if any, as are set forth in the Notes of such Series. Except as set forth in Section 8.2, Shelf Notes may not be prepaid prior to maturity at the option of the Obligors.

         Section 8.2. Optional Prepayments with Make-Whole Amount. The Obligors may, at their option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any Series, in a minimum principal amount of $5,000,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Obligors will give each holder of Notes of such Series written notice of each optional prepayment under this
Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes of such Series to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

         Section 8.3. Prepayment of Notes upon Change of Control. (a) In the event that any Change of Control shall occur or either Obligor shall have knowledge of any proposed Change of Control, the Obligors will give written notice (the "Obligor Notice") of such fact in the manner provided in Section 18 hereof to the holders of the Notes and, if the Issuance Period has not terminated, to Prudential. The Obligor Notice shall be delivered promptly upon receipt of such knowledge by an Obligor and in any event no later than three Business Days following the occurrence of any Change of Control. The Obligor Notice shall (i) describe the facts and circumstances of such Change of Control in reasonable detail, (ii) make reference to this Section 8.3 and the right of the holders of the Notes to require prepayment of the Notes on the terms and conditions provided for in this Section 8.3, (iii) offer in writing to prepay the outstanding Notes, together with accrued interest to the date of prepayment, and without payment of the Make-Whole Amount or any premium, (iv) specify a date for such prepayment

(the "Change of Control Prepayment Date"), which Change of Control Prepayment Date shall be not more than 90 days nor less than 30 days following the date of such Obligor Notice, and (v) specify that such holder is required to give notice of its acceptance to be prepaid not later than 20 days after its receipt of the Obligor Notice. Each holder of the then outstanding Notes shall have the right to accept such offer and require prepayment of the Notes held by such holder in full by written notice to an Obligor (a "Noteholder Notice") given not later than 20 days after receipt of the Obligor Notice. The Obligors shall on the Change of Control Prepayment Date prepay in full all of the Notes held by holders which have so accepted such offer of prepayment. The prepayment price of the Notes payable upon the occurrence of any Change of Control shall be an amount equal to 100% of the outstanding principal amount of the Notes so to be prepaid and accrued interest thereon to the date of such prepayment.

         (b)(i) Without limiting the foregoing, notwithstanding any failure on the part of the Obligors to give the Obligor Notice herein required, as a result of the occurrence of a Change of Control each holder of the Notes shall have the right by delivery of written notice to the Obligors to require the Obligors to prepay, and the Obligors will prepay, such holder's Notes in full, together with accrued interest thereon to the date of prepayment, and without payment of the Make-Whole Amount or any premium. Notice of any required prepayment pursuant to this Section 8.3(b)(i) shall be delivered by any holder of the Notes which was entitled to, but did not receive, such Obligor Notice to the Obligors after such holder has actual knowledge of such Change of Control. On the date (the "Change of Control Delayed Prepayment Date") designated in such holder's notice (which shall be not more than 90 days nor less than 30 days following the date of such holder's notice), the Obligors shall prepay in full all of the Notes held by such holder, together with accrued interest thereon to the date of prepayment. If the holder of any Note gives any notice pursuant to this Section 8.3(b)(i), the Obligors shall give an Obligor Notice within three Business Days of receipt of such notice and identify the Change of Control Delayed Prepayment Date to all other holders of the Notes and each of such other holders shall then and thereupon have the right to accept the Obligors' offer to prepay the Notes held by such holder in full and require prepayment of such Notes by delivery of a Noteholder Notice within 20 days following receipt of such Obligor Notice; provided only that any date for prepayment of such holder's Notes shall be the Change of Control Delayed Prepayment Date. On the Change of Control Delayed Prepayment Date, the Obligors shall prepay in full the Notes of each holder thereof which has accepted such offer of prepayment at a prepayment price equal to 100% of the outstanding principal amount of the Notes so to be prepaid and accrued interest thereon to the date of such prepayment.

         (ii) Compliance with the provisions of this Section 8.3(b) shall not be deemed to constitute a waiver of, or consent to, any Default or Event of Default caused by any violation of the provisions of Section 8.3(a).

         (c) "Change of Control" means if any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of this Agreement) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), become the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement), directly or indirectly, of more than 50% of the issued and outstanding common stock of Holdings.

         Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes of any Series (other than a partial prepayment under Section 8.3), the principal amount of the Notes to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

         Section 8.5. Maturity; Surrender, etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Obligors shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to Holdings and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         Section 8.6. Purchase of Notes. The Obligors will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Obligors or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions (but taking into account the respective interest rates of each Series). Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days. If the holders of more than 20% of the principal amount of the Notes then outstanding accept such offer, the Obligors shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Obligors will promptly cancel all Notes acquired by either of them or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         Section 8.7. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
         Section 12.1, as the context requires.

                  "Designated Spread" means 0 in the case of the Restated Notes and .50% in the case of any Shelf Notes.

                  "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "Reinvestment Yield" means, with respect to the Called Principal of any Note, the Designated Spread over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" on the Bloomberg Financial Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Services Screen) for "on-the-run" U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for "on-the-run" U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the "on-the-run" U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the "on-the-run" U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                  "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                  "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9.           AFFIRMATIVE COVENANTS.

         Each Obligor, jointly and severally, covenants that during the Issuance Period and so long thereafter as any of the Notes are outstanding:

         Section 9.1. Compliance with Law. Each Obligor will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         Section 9.2. Insurance. Each Obligor will, and each Obligor will cause each of the Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         Section 9.3. Maintenance of Properties. Each Obligor will, and each Obligor will cause each of the Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent either Obligor or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Obligors have concluded that such discontinuance would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 9.4. Payment of Taxes. Each Obligor will, and each Obligor will cause each of its Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that neither Obligor nor any of its Subsidiaries need pay any such tax or assessment if (i) the amount, applicability or validity thereof is contested by such Obligor or such Subsidiary on a timely basis in good faith and in appropriate proceedings diligently conducted, and such

Obligor or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of such Obligor or such Subsidiary or (ii) the failure to file such tax return or the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         Section 9.5. Corporate Existence, etc. Each Obligor will at all times preserve and keep in full force and effect its corporate existence. Subject to
Section 10.6, each Obligor will at all times preserve and keep in full force and effect the corporate existence of the Restricted Subsidiaries and all rights and franchises of such Obligor and its Restricted Subsidiaries unless, in the good faith judgment of such Obligor, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 9.6. Notes to Rank Pari Passu. The Notes of the Obligors are and shall at all times rank at least pari passu as against the assets of each Obligor with all other present and future unsecured Indebtedness (actual or contingent) of such Obligor which is not expressed to be subordinate or junior in rank to any other unsecured Debt of such Obligor.

         Section 9.7. Ownership of the Company. Holdings shall at all times own 100%, directly or indirectly, of the issued and outstanding capital stock of the Company.

         Section 9.8. Changes in Status of Subsidiaries. (a) So long as no Default or Event of Default shall have occurred and be continuing, a Senior Financial Officer of Holdings may at any time and from time to time, upon not less than 30 days' prior written notice given to each holder of Notes (and, if the Issuance Period has not terminated, to Prudential), designate a previously Unrestricted Subsidiary as a Restricted Subsidiary, provided that immediately after such designation and after giving effect thereto (i) no Default or Event of Default shall have occurred and be continuing and (ii) Holdings and its Restricted Subsidiaries would be in compliance with the provisions of Sections 10.2, 10.3, 10.4, 10.5 and 10.7 hereof, assuming, for purposes of determining such compliance, that the date of such designation was the last day of the most recently ended Fiscal Quarter, and provided, further, that the status of such Subsidiary had not previously been changed more than once.

         (b) So long as no Default or Event of Default shall have occurred and be continuing, a Senior Financial Officer of Holdings may at any time and from time to time, upon not less than 30 days' prior written notice given to each holder of Notes (and, if the Issuance Period has not terminated, to Prudential), designate a previously Restricted Subsidiary (other than the Company and any Restricted Subsidiary that owns, directly or indirectly, any capital stock of the Company), or a new Subsidiary on the date of its formation or acquisition, as an Unrestricted Subsidiary, provided that such designation is treated as a sale of assets subject to the provisions of Section 10.6 and immediately after such designation and after giving effect thereto (i) no Default or Event of Default shall have occurred and be continuing, (ii) such previously Restricted Subsidiary does not own, directly or indirectly, any Debt, shares of capital stock or any other Securities of Holdings or any Restricted Subsidiary and (iii) Holdings and its Restricted Subsidiaries would be in compliance with the provisions of Sections 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 hereof, assuming, for purposes of determining such compliance, that the date of such designation was the last day of the most recently ended Fiscal Quarter, and provided, further, that the status of such Subsidiary had not previously been changed more than once.

         (c) Any notice of designation pursuant to this Section 9.8 shall be accompanied by a certificate signed by a Responsible Officer of Holdings stating that the provisions of this Section 9.8 have been complied with in connection with such designation and setting forth the name of each other Subsidiary (if any) which has or will become a Restricted Subsidiary or an Unrestricted Subsidiary as a result of such designation.

SECTION 10.          NEGATIVE COVENANTS.

         Each Obligor covenants that during the Issuance Period and so long thereafter as any of the Notes are outstanding:

         Section 10.1. Transactions with Affiliates. Neither Obligor will, nor will it permit any Restricted Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than an Obligor or another Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of such Obligor's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to such Obligor or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

         Section 10.2. Fixed Charges Coverage Ratio. The Obligors will not, at any time, permit the Fixed Charges Coverage Ratio to be less than 1.75 to 1.00.

         Section 10.3. Leverage Ratio; Minimum Shareholders' Equity. The Obligors will not, at any time, permit (i) the Leverage Ratio to exceed 3.00 to
1.00 or (ii) Consolidated Shareholders' Equity to be less than $300,000,000.

         Section 10.4. Priority Debt. The Obligors will not, at any time, permit Priority Debt to exceed 20% of Consolidated Net Worth determined at such time.

         Section 10.5. Investments. The Obligors will not, and will not permit any Restricted Subsidiary to, make or have outstanding any Investments, other than:

                  (a) Investments by Holdings and its Restricted Subsidiaries in and to Restricted Subsidiaries, including any Investment in any Person which, after giving effect to such Investment, will become a Restricted Subsidiary or a division of Holdings or of a Restricted Subsidiary;

                  (b) Investments of Holdings and its Restricted Subsidiaries existing as of the date of this Agreement and described on Schedule
         5.18 hereto;

                  (c) Investments in Cash Equivalents;

                  (d) Investments in mutual funds registered under the Investment Company Act of 1940, as amended, which invest only in either money market securities or United States Governmental Securities, in either case, maturing within three years from the date of acquisition thereof by such mutual fund;

                  (e) Investments in Related Industries, provided that such Investments are in furtherance of the reasonable business purposes of Holdings and its Restricted Subsidiaries and are not speculative in nature;

                  (f) Subject to the limitations provided for under Section 10.6(b) hereof, Investments in Special Purpose Companies incidental to the consummation of Qualifying Securitization Transactions and not involving any significant investment of capital;

                  (g) Investments in property to be used in the ordinary course of business of Holdings and its Restricted Subsidiaries;

                  (h) Investments in current assets arising from the sale of goods and services in the ordinary course of business of Holdings and its Restricted Subsidiaries; and

                  (i) Investments of Holdings and its Restricted Subsidiaries not described in the foregoing clauses (a) through (h); provided that the aggregate amount of all such Investments outstanding under this clause (i) shall not at any time exceed 15% of Consolidated Net Worth.

As of any date of determination, each Investment shall be valued at the greater of:

                  (x) the amount at which such is shown on the books of Holdings or any of its Restricted Subsidiaries (or zero if such Investment is not shown on any such books); and

                  (y) either

                           (i) in the case of any Guaranty of the obligation of
                  any Person, the amount which Holdings or any of its Restricted Subsidiaries has paid on account of such obligation less any recoupment by Holdings or such Restricted Subsidiary of any such payments, or

                           (ii) in the case of any other Investment, the excess
                  of (x) the greater of (A) the amount originally entered on the books of Holdings or any of its Restricted Subsidiaries with respect thereto and (B) the cost thereof to Holdings or its Restricted Subsidiary over (y) any return of capital (after income taxes applicable thereto) upon such Investment through the sale or other liquidation thereof or part thereof or otherwise.

         Section 10.6. Mergers, Consolidations and Sales of Assets. (a) The Obligors will not, and will not permit any Restricted Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:

                  (i) any Subsidiary (other than the Company) may merge or consolidate with or into, or transfer all or substantially all of its assets to, Holdings or any Restricted Subsidiary so long as in (1) any merger or consolidation involving an Obligor pursuant to this clause
         (i), such Obligor shall be the surviving or continuing corporation, (2) any merger or consolidation involving a Restricted Subsidiary (other than the Company) (other than a merger or consolidation with Holdings), a Restricted Subsidiary shall be the surviving or continuing corporation, provided that any decrease in the percentage of the Voting Stock of such Restricted Subsidiary beneficially owned, directly or indirectly, by Holdings shall be treated as a disposition of such Voting Stock by Holdings subject to the provisions of Section 10.6(b) hereof and (3) at the time of such consolidation or merger and immediately after giving effect thereto, no Default or Event of Default would exist;

                  (ii) any Restricted Subsidiary (other than the Company) may sell, lease or otherwise dispose of all or substantially all of its assets in compliance with the provisions of Section 10.6(b);

                  (iii) either Obligor may consolidate or merge with or into any other corporation if (1) the corporation which results from such consolidation or merger (the "surviving corporation") is organized under the laws of any state of the United States or the District of Columbia, (2) if such Obligor is not the surviving corporation, the due and punctual performance and observation of all of the covenants in this Agreement and the Notes to be performed or observed by such Obligor are expressly assumed in writing by the surviving corporation (pursuant to such agreements and instruments as shall be satisfactory in form and substance to the Required Holders of the Notes), and the surviving corporation shall furnish to the Required Holders an opinion of counsel satisfactory to such holders to the effect that the agreements and instruments of assumption have been duly authorized, executed and delivered and constitute the legal, valid and binding contracts and agreements of the surviving corporation enforceable in accordance with their respective terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (3) at the time of such consolidation or merger and immediately after giving effect thereto, no Default or Event of Default would exist; and

                  (iv) the Obligors may, collectively, sell or otherwise dispose of all or substantially all of their assets, taken as a whole (other than as provided in this Section 10.6(a) and Section 10.6(c)) to any Person for consideration which represents the fair market value of such assets (as determined in good faith by a Senior Financial Officer of such Obligor or, to the extent the approval of the Board of Directors is required, the Board of Directors of such Obligor), at the time of such sale or other disposition if (1) the acquiring Person is a corporation organized under the laws of any state of the United States or the District of Columbia, (2) the due and punctual performance and observance of all of the covenants in this Agreement and the Notes to be performed or observed by such Obligor are expressly assumed in writing by the acquiring corporation (pursuant to such agreements and instruments as shall be satisfactory in form and substance to the Required Holders of the Notes), and the acquiring corporation shall furnish to the Required Holders an opinion of counsel satisfactory to such holders to the effect that the agreements and instruments of assumption have been duly authorized, executed and delivered and constitute the legal, valid and binding contracts and agreements of the surviving corporation enforceable in accordance with their respective terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and
         (3) at the time of such sale or disposition and immediately after giving effect thereto, no Default or Event of Default would exist.

         (b) The Obligors will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of assets, including, without limitation, any Restricted Subsidiary Stock of, or any Investment in, any Restricted Subsidiary; provided that the foregoing restrictions do not apply to:

                  (i) the sale, lease, transfer or other disposition of assets of a Restricted Subsidiary (other than the Company) to Holdings or a Restricted Subsidiary, provided that any sale, lease, transfer or other disposition of assets from a transferring Restricted Subsidiary to another Restricted Subsidiary with a larger minority interest than the transferring Restricted Subsidiary shall be treated as a sale, lease, transfer or other disposition of assets by such transferring Restricted Subsidiary, to the extent that the minority interest of such other Restricted Subsidiary exceeds the minority interest of the transferring Restricted Subsidiary, subject to the provisions of Section 10.6(b)(v) hereof; or

                  (ii) the sale of assets in the ordinary course of business for fair market value; or

                  (iii) the sale or other disposition of all or substantially all of the assets of the Obligors, taken as a whole, as provided in
         Section 10.6(a)(iv) hereof; or

                  (iv) the sale, transfer or other disposition of Restricted Subsidiary Stock (1) to qualify directors, (2) to comply with local laws requiring multiple shareholders, or (3) in connection with a merger or consolidation permitted under Section 10.6(a)(i); or

                   (v) the sale of assets (including, without limitation, (A) a decrease in the percentage of Voting Stock of a Restricted Subsidiary (other than the Company) beneficially owned, directly or indirectly, by Holdings as a result of a merger or consolidation pursuant to Section 10.6(a)(i) hereof, (B) a sale, lease or other disposition of all or substantially all of the assets of a Restricted Subsidiary (other than the

         Company) pursuant to Section 10.6(a)(ii), (C) any Restricted Subsidiary Stock of, or any Investment in, any Restricted Subsidiary pursuant to
         Section 10.6(b)(i) and (D) an increase in the minority interest in the stock and surplus of a Restricted Subsidiary as a result of the issuance of stock by such Restricted Subsidiary permitted under Section 10.6(c)) for cash or Cash Equivalents to a Person or Persons other than an Affiliate if all of the following conditions are met:

                           (1) the Disposition Value of such assets does not,
                  together with the Disposition Value of all other assets of Holdings and its Restricted Subsidiaries previously disposed of during the Fiscal Year in which such sale occurs (other than pursuant to Sections 10.6(b)(i) (subject to the proviso therein), 10.6(b)(ii), 10.6(b)(iii), 10.6(b)(iv) and
                  10.6(b)(vi)), exceed 15% of Consolidated Total Assets;

                           (2) a Senior Financial Officer of Holdings, or (to
                  the extent the approval of the Board of Directors is required) the Board of Directors of Holdings (as evidenced by a resolution thereof) shall have determined, that the proposed sale, lease, transfer or other disposition is for fair value and is in the best interests of Holdings and its Restricted Subsidiaries;

                           (3) if, after giving effect to such sale, transfer or
                  other disposition of Restricted Subsidiary Stock of a Restricted Subsidiary, such Restricted Subsidiary shall no longer qualify to be a "Restricted Subsidiary" hereunder, simultaneously with such sale, transfer or disposition, all shares of such Restricted Subsidiary Stock related to such Restricted Subsidiary and all Investment in such Restricted Subsidiary at the time owned by Holdings and by every other Restricted Subsidiary shall be sold, transferred or disposed of as an entirety and such Restricted Subsidiary shall not have any continuing Investment in Holdings or any other Restricted Subsidiary not being simultaneously disposed of;

                           (4) any Restricted Subsidiary Stock of and Investment
                  in any Restricted Subsidiary that are sold, transferred or otherwise disposed of shall be sold, transferred or otherwise disposed of to a Person on terms reasonably deemed by a Senior Financial Officer of Holdings or (to the extent the approval of the Board of Directors is required) the Board of Directors of Holdings to be adequate and satisfactory; and

                           (5) immediately after the consummation of the
                  transaction and after giving effect thereto no Default or Event of Default would exist;

         provided, however, that for purposes of the foregoing calculation, there shall not be included any assets the net proceeds of which were or are applied either (A) within twelve months after the date of sale of such assets, to the acquisition of assets of a similar character useful and intended to be used in the operation of the business of Holdings and its Restricted Subsidiaries and having a fair market value and a capacity to contribute to Consolidated EBITDA (as determined in good faith by a Senior Financial Officer of

         Holdings or (to the extent the approval of the Board of Directors is required) the Board of Directors of Holdings), in each case, at least equal to that of the assets so disposed of or (B) immediately upon receipt, to the prepayment, together with any applicable prepayment premium, on a pro rata basis, of the Notes and any other Consolidated Senior Funded Debt, provided that the Obligors may prepay any secured Consolidated Senior Funded Debt then outstanding prior to unsecured Consolidated Senior Funded Debt. It is understood and agreed by the Obligors that any such proceeds paid and applied to the prepayment of the Notes as hereinabove provided shall be prepaid as and to the extent provided in Section 8.2; or

                  (vi) the sale or other transfer of Trade Receivables to a Special Purpose Company pursuant to one or more Qualifying Securitization Transactions, to the extent that the aggregate amount outstanding under all financing facilities relating to such Qualifying Securitization Transactions shall not exceed $75,000,000 at any time of determination.

         (c) The Obligors will not permit any Restricted Subsidiary to issue any of its own stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into such stock) to any Person other than an Obligor (except (i) to qualify directors, (ii) stock issued to comply with local laws requiring multiple shareholders, or (iii) in connection with an issuance of such stock whereby Holdings maintains its same direct or indirect proportionate interest in such Restricted Subsidiary), unless

                  (i) such issuance is for cash consideration or Cash Equivalents and after giving effect to such issuance of such stock, such Restricted Subsidiary shall continue to be a "Restricted Subsidiary" hereunder;

                  (ii) a Senior Financial Officer of Holdings, or (to the extent the approval of the Board of Directors is required) the Board of Directors of Holdings (as evidenced by a resolution thereof) shall have determined that the proposed issuance of said stock is for fair value and is in the best interest of Holdings and its Restricted Subsidiaries;

                  (iii) said stock issued to a Person on terms reasonably deemed by such Senior Financial Officer of Holdings or (to the extent the approval of the Board of Directors is required) the Board of Directors of Holdings to be adequate and satisfactory; and

                  (iv) such issuance shall be treated as a disposition of assets by Holdings of a portion of such Restricted Subsidiary equal to the increase in the minority interests in the stock and surplus of such Restricted Subsidiary subject to the provisions of Section 10.6(b) hereof.

         Section 10.7. Limitation on Liens. The Obligors will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire or agree to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

                  (a) Liens for taxes, assessments or other governmental charges or levies which are not yet due and payable or if they can thereafter be paid without penalty or the payment of which is not at the time required by Section 9.4;

                  (b) any attachment or judgment Lien, unless either (i) the judgment it secures shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within thirty (30) days after the expiration of any such stay or (ii) the judgment it secures, when taken together with all other judgments under this subclause (ii) related to attachment and judgment Liens under this clause (b), does not exceed $5,000,000 in the aggregate;

                  (c) statutory Liens of landlords and Liens of carriers, warehousemen, workmen, repairmen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the amount, applicability or validity thereof is contested by such Obligor or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings diligently conducted, and such Obligor or such Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of such Obligor or such Restricted Subsidiary;

                  (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation obligations, unemployment insurance, other types of social security or retirement benefits;

                  (e) Liens incurred in the ordinary course of business to secure (i) the non-delinquent performance of bids, trade contracts, leases (other than Capital Leases) and statutory obligations, (ii) contingent obligations on surety bonds and appeal bonds, and (iii) other similar non-delinquent obligations, in each case, not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property, provided that such Liens, taken as a whole, would not, even if enforced, have a Material Adverse Effect on Holdings and its Restricted Subsidiaries, taken as a whole;

                  (f) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances in the ordinary course of business, in each case incidental to, and not interfering in any material respect with, the ordinary conduct of the business of Holdings or any of its Restricted Subsidiaries, and which do not in the aggregate materially impair the use of such property in the operation of the business of Holdings and its Restricted Subsidiaries, taken as a whole, or the value of such property for the purposes of such business;

                  (g) Liens created or incurred after the date of this Agreement given to secure all or any part of the purchase price, or to secure Debt incurred solely for the purpose of financing the acquisition or purchase, of property (or any improvement thereon) acquired by Holdings or a Restricted Subsidiary; provided that

                  (i) the Lien shall attach solely to the property (or improvement thereon) so acquired or purchased,

                  (ii) such Lien shall have been created or incurred contemporaneously with or within 180 days of the date of acquisition or purchase of such property,

                  (iii) the aggregate principal amount of Debt secured by such Lien and all other Debt secured by any other Lien on such property or such improvement does not exceed in the aggregate 100% of the cost to Holdings or such Restricted Subsidiary of such property (or improvement thereon), and

                  (iv) at the time of creation, issuance, assumption, guarantee or incurrence of the Debt secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist;

         (h) any such Lien existing on property or assets of a corporation at the time such corporation is consolidated with or merged into Holdings or a Restricted Subsidiary or its becoming a Restricted Subsidiary, or any Lien existing on any property or assets acquired by Holdings or any Restricted Subsidiary at the time such property or assets are so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) each such Lien shall extend solely to the corporation or property or assets so acquired,
(ii) such Lien was not incurred in contemplation of such consolidation, merger or acquisition, and (iii) at the time of creation, issuance, assumption, guarantee or incurrence of the Debt secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist;

         (i) Liens securing operating leases with respect to personal property pursuant to which Holdings or a Restricted Subsidiary is the lessee (excluding financing leases, synthetic leases and similar arrangements), in each case incidental to, and not interfering with, the ordinary conduct of the business of Holdings or any of its Restricted Subsidiaries, provided that the Lien shall attach solely to the leased property or assets;

         (j) Liens existing on the date of this Agreement and securing the Debt of Holdings and its Restricted Subsidiaries, provided that (i) no Liens securing Debt in excess of $5,000,000 exist on the date of this Agreement and (ii) the aggregate amount of all Debt secured by Liens existing on the date of this Agreement does not exceed $12,000,000; and

         (k) any extension, renewal or refunding of any Lien permitted by the preceding clauses (g), (h) and (j) of this Section 10.7 in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Debt secured thereby; provided that (i) such extension, renewal or refunding of Debt shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, (ii) such Lien shall attach solely to the same such property, (iii) the principal amount remaining unpaid as of the date of such extension, renewal or refunding of Debt is less than or equal to the fair market value of the property (determined in good faith by the Board or Directors of Holdings) to which such Lien is attached, (iv) at the time of such extension, renewal or refunding and after giving effect thereto, no Default or Event of Default would exist and (v) all Debt of Holdings and the Company secured by any Lien with respect to any property of Holdings or the Company and all Debt of the Restricted Subsidiaries (other than the Company) shall not in the aggregate exceed 20% of Consolidated Net Worth.

         If, notwithstanding the prohibition contained herein, an Obligor shall, or shall permit any Restricted Subsidiary to, directly or indirectly create, incur, assume or permit to exist any Lien, other than those Liens permitted by the provisions of paragraphs (a) through (k) of this Section 10.7, it will make or cause to be made effective provision whereby the Notes will be secured equally and ratably with any and all other obligations thereby secured, such security to be pursuant to agreements reasonably satisfactory to the Required Holders of the Notes and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property. Such violation of this Section 10.7 will constitute an Event of Default, whether or not provision is made for an equal and ratable Lien pursuant to this Section 10.7.

         Section 10.8. Sale-and-Leaseback Transactions. The Obligors will not, and will not permit any Restricted Subsidiary to, enter into any Sale-and-Leaseback Transaction unless, immediately after giving effect thereto, the aggregate amount of Priority Debt does not exceed 20% of Consolidated Net Worth.

SECTION 11.          EVENTS OF DEFAULT.

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Obligors default in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Obligors default in the payment of any interest on any Note for more than five days after the same becomes due and payable; or

                  (c) the Obligors default in the performance of or compliance with any term contained in Section 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 or 10.8; or

                  (d) the Obligors default in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) or (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer of either Obligor obtaining actual knowledge of such default and

         (ii) either Obligor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section
         11); or

                  (e) any representation or warranty made in writing by or on behalf of the Obligors or by any officer of an Obligor in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (f) (i) an Obligor or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount exceeding $10,000,000 beyond any period of grace provided with respect thereto, or (ii) an Obligor or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount exceeding $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment; or

                  (g) an Obligor or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by an Obligor or any Restricted Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of an Obligor or any Restricted Subsidiary, or any such petition shall be filed against an Obligor or any Restricted Subsidiary and such petition shall not be dismissed within 60 days; or

                  (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Obligors and the Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal or are not discharged within 60 days after the expiration of such stay; or

                   (j) If (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified Holdings or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $50,000,000, (iv) Holdings or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) Holdings or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) Holdings or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of Holdings or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12.          REMEDIES ON DEFAULT, ETC.

         Section 12.1. Acceleration. (a) If an Event of Default with respect to either Obligor described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause
(vi) of paragraph (g) by virtue of the fact that such clause encompasses clause
(i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, any holder or holders of a majority in principal amount of the Notes of any Series at the time outstanding may at any time at its or their option, by notice or notices to either Obligor, declare all the Notes of such Series then outstanding to be immediately due and payable.

         (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder of Notes at the time outstanding affected by such Event of Default may at any time, at its option, by notice or notices to either Obligor, declare all the Notes held by it to be immediately due and payable.

         Upon any Note becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. Each Obligor acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Obligors (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Obligors in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         Section 12.3. Rescission. At any time after any Notes of a Series have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 66-2/3% in principal amount of the Notes of such Series then outstanding, by written notice to the Obligors, may rescind and annul any such declaration and its consequences if (a) the Obligors have paid all overdue interest on the Notes of such Series, all principal of and Make-Whole Amount, if any, on any Notes of such Series that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes of such Series, at the respective Default Rates, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes of such Series . No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         Section 12.4. No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Obligors under Section 15, the Obligors will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13.          REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         Section 13.1. Registration of Notes. The Obligors shall keep at the principal executive office of Holdings a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Obligors shall not be affected by any notice or knowledge to the contrary. The Obligors shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         Section 13.2. No Transfers of Notes to Competitors; Transfer and Exchange of Notes. (a) Without the consent of Holdings, which consent shall not be unreasonably withheld, no holder of a Note may transfer such Note to a Competitor.

         (b) Upon surrender of any Note at the principal executive office of Holdings for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Obligors shall execute and deliver, at the Obligors' expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A-1 or A-2, as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Obligors may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee of a Note, or purchaser of a participation therein, shall, by its acceptance of such Note be deemed to make the same representations to the Obligors regarding the Note or participation as the Purchasers have made pursuant to Sections 6.1 and 6.2, provided that such entity may (in reliance upon information provided by the Obligors, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such entity of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

         Section 13.3. Replacement of Notes. Upon receipt by the Obligors of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof, the Obligors at their own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.          PAYMENTS ON NOTES.

         Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Cleveland, Ohio at the principal office of the Company in such jurisdiction. The Obligors may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of an Obligor in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         Section 14.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Obligors will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser's name in Schedule A in the case of the Restated Notes and in the applicable Confirmation of Acceptance in the case of any Shelf Notes, or by such other method or at such other address as such Purchaser shall have from time to time specified to Holdings in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Obligors made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to Holdings at its principal executive office or at the place of payment most recently designated by the Obligors pursuant to Section 14.1. The Obligors will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by any Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser has made in this Section 14.2.

SECTION 15.          EXPENSES, ETC.

         Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Obligors will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by each Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of either Obligor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Obligors will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Purchaser).

         Section 15.2. Survival. The obligations of the Obligors under this
Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of an Obligor pursuant to this Agreement shall be deemed representations and warranties of such Obligor under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.          AMENDMENT AND WAIVER.

         Section 17.1. Requirements. This Agreement may be amended, and the Obligors may take any action herein prohibited, or omit to perform any act herein required to be performed by them, if the Obligors shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes, except that:

                  (i) without the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding, the Notes of such Series may not be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Make Whole Amount payable with respect to the Notes of such Series,

                  (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of
         Section 12 or this Section 17 insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration,

                  (iii) without the written consent of Prudential, the provisions of Section 2B may not be amended or waived (provided that if any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver, the requirements of clause (iv), below, must also be satisfied), and

                  (iv) without the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series, no provision of Sections 2B or 3 may be amended or waived if such amendment or waiver would affect the rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes.

Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this Section 17, whether or not such Note shall have been marked to indicate such consent. No course of dealing between the Obligors and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

         Section 17.2. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Obligors and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         Section 17.3. Notes Held by the Obligors, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes or any Series thereof then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes or any Series thereof, or have directed the taking of any action provided herein or in the Notes or any Series thereof to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes or any Series thereof then outstanding, Notes directly or indirectly owned by the Obligors or any of their Affiliates shall be deemed not to be outstanding.

SECTION 18.          NOTICES.

         All notices and communications provided for hereunder (other than communications provided for in Section 2, which shall be provided as contemplated therein) shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to any Purchaser or its nominee, to such Purchaser or it at the address specified for such communications in Schedule A in the case of Restated Notes or to the address specified in the applicable Confirmation of Acceptance in the case of any Shelf Notes, or at such other address as such Purchaser or it shall have specified to the Obligors in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Obligors in writing, or

                  (iii) if to an Obligor, to such Obligor at its address set forth at the beginning hereof to the attention of the Treasurer of such Obligor, or at such other address as such Obligor shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.          REPRODUCTION OF DOCUMENTS.

                  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser on any Closing Day (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. Each Obligor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Obligors or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.          CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "Confidential Information" means information delivered to any Purchaser or other holder of the Notes (each a "Recipient") by or on behalf of either Obligor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Recipient as being confidential information of such Obligor or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Recipient prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Recipient or any person acting on such Recipient's behalf, (c) otherwise becomes known to such Recipient other than through disclosure by an Obligor or any Subsidiary or (d) constitutes financial statements delivered to such Recipient under Section 7.1 that are otherwise publicly available. Each Recipient will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Recipient in good faith to protect confidential information of third parties delivered to such Recipient, provided that such Recipient may deliver or disclose Confidential Information to (i) such Recipient's directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Recipient's Notes), (ii) such Recipient's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Recipient sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
20), (v) any Person from which such Recipient offers to purchase any security of an Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Recipient, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Recipient's investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Recipient, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Recipient is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Recipient may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Recipient's Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Obligors in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee or any other holder that shall have previously delivered such a confirmation), such holder will confirm in writing that it is bound by the provisions of this Section 20.

SECTION 21. [INTENTIONALLY OMITTED.]

SECTION 22. MISCELLANEOUS.

         Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by fewer than all, but together signed by all, of the parties hereto.

         SECTION 22.6. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

         Section 22.7. Consent to Jurisdiction and Service of Process. (a) To the extent permitted by applicable law, each Obligor (i) hereby irrevocably submits to the nonexclusive jurisdiction of the Supreme Court of the State of New York, New York County (without prejudice to the rights of any holder of a Note to remove to the United States District Court for the Southern District of New York) and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, or the subject matter hereof or any of the transactions contemplated hereby or thereby brought by any holder of the Notes, (ii) hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court, and (iii) hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is improper or that this Agreement, or the subject matter hereof may not be enforced in or by such court.

         (b) A final judgment obtained in respect of any action, suit or proceeding referred to in this Section 22.7 shall be conclusive and may be enforced in other jurisdictions by suit or judgment or in any manner as provided by applicable law. Each Obligor hereby consents to service of process by registered mail, Federal Express, or similar courier at its address set forth in
Section 18, it being agreed that service in such manner shall constitute valid service upon or its respective successors or assigns in connection with any such action or proceeding only; provided, however, that nothing in this Section 22.7 shall affect the right of any holder of the Notes to serve legal process in any other manner permitted by applicable law.

         When this Agreement is executed and delivered by Prudential and the Obligors, it shall become a binding agreement between Prudential and the Obligors, amending and restating the Existing Agreement as provided herein. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.


                                    * * * * *

                                   Very truly yours,

                                   LINCOLN ELECTRIC HOLDINGS, INC.




                                   By
                                       ----------------------------------------
                                        Title:


                                   By
                                        Title:


                                   THE LINCOLN ELECTRIC COMPANY



                                   By
                                       ----------------------------------------
                                        Title:


                                   By
                                       ----------------------------------------
                                        Title:


The foregoing is hereby
agreed to as of the
date thereof.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA



By:
    ---------------------------------------
    Its:  Vice President

                                   EXHIBIT A-1


                             [FORM OF RESTATED NOTE]

                         LINCOLN ELECTRIC HOLDINGS, INC.
                          THE LINCOLN ELECTRIC COMPANY

                     8.73% SENIOR NOTE DUE NOVEMBER 26, 2003

No. [       ]                                          [Date]
     _______
$[          ]
  __________

         FOR VALUE RECEIVED, the undersigned, LINCOLN ELECTRIC HOLDINGS, INC., an Ohio corporation and THE LINCOLN ELECTRIC COMPANY, an Ohio corporation (collectively, the "Obligors"), hereby, jointly and severally, promise to pay to [_____________________] or registered assigns, the principal sum of [______________] DOLLARS on November 26, 2003 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 8.73% per annum from the date hereof, payable quarterly, on the 26th day of February, May, August and November in each year, commencing with the February 26, May 26, August 26 or November 26 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Agreement referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 10.73% or (ii) 2% over the rate of interest publicly announced by The Bank of New York from time to time in New York, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Cleveland, Ohio, or at such other place as the Obligors shall have designated by written notice to the holder of this Note as provided in the Agreement referred to below.

         This Note is one of a series of Senior Notes (herein called the "Notes"), issued pursuant to the Amended and Restated Note Purchase and Private Shelf Agreement, dated as of April 30, 2002 (as from time to time amended, the "Agreement"), among the Obligors, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate (as defined in the Agreement) which may become party thereto, on the other hand, and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Agreement and (ii) to have made the representations set forth in Sections 6.1 and 6.2 of the Agreement, provided that such holder may (in reliance upon information provided by the Obligors, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Obligors may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Obligors will not be affected by any notice to the contrary.

         Required prepayments of this Note shall be made on the dates and in the amounts set forth in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Agreement, but not otherwise.

         If an Event of Default, as defined in the Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Agreement.

         The Note and the Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                     LINCOLN ELECTRIC HOLDINGS, INC.


                                     By
                                        ---------------------------------------
                                              Title:


                                     By
                                         --------------------------------------
                                              Title:


                                     THE LINCOLN ELECTRIC COMPANY



                                     By
                                        ---------------------------------------
                                              Title:


                                     By
                                        ---------------------------------------

                                                                     EXHIBIT A-2


                                 [FORM OF NOTE]

                         LINCOLN ELECTRIC HOLDINGS, INC.
                            LINCOLN ELECTRIC COMPANY

                             SERIES ____ SENIOR NOTE


No.
   ______

ORIGINAL PRINCIPAL AMOUNT
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:



         FOR VALUE RECEIVED, the undersigned, Lincoln Electric Holdings, Inc. and Lincoln Electric Company (collectively, the "Obligors"), hereby jointly and severally promise to pay to _____________________________, or registered assigns, the principal sum of ________________ DOLLARS [on the Final Maturity Date specified above] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date as specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Make-Whole Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by The Bank of New York in New York, New York, as its "base" or "prime" rate.

         Payments of principal, Make-Whole Amount, if any, and interest are to be made at the principal place of business of Lincoln Electric Company (the "Company") in Cleveland, Ohio, or at such other place as the Obligors shall have designated by written notice to the holder of this Note as provided in the Agreement referred to below, in lawful money of the United States of America.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to an Amended and Restated Note Purchase and Private Shelf Agreement, dated as of April 30, 2002 (herein called the "Agreement"), between the Obligors, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement.

         Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Agreement and (ii) to have made the representations set forth in Sections 6.1 and 6.2 of the Agreement; provided that such holder may (in reliance upon information provided by the Obligors, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

         This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Obligors may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Obligors shall not be affected by any notice to the contrary.

         In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal law of the State of New York, excluding choice of law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.






                LINCOLN ELECTRIC
                                              HOLDINGS, INC.



                                     By:
                                         --------------------------------------
                                     Title:
                                            -----------------------------------



                                     LINCOLN ELECTRIC COMPANY


                                     By:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

                                                                       EXHIBIT B


                         [FORM OF REQUEST FOR PURCHASE]


                         LINCOLN ELECTRIC HOLDINGS, INC.
                            LINCOLN ELECTRIC COMPANY


         Reference is made to the Amended and Restated Note Purchase Private Shelf Agreement (the "Agreement"), dated as of April 30, 2002 between Lincoln Electric Holdings, Inc. and Lincoln Electric Company (collectively the "Obligors"), on the one hand, and The Prudential Insurance Company of America ("Prudential") and each Prudential Affiliate which becomes party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

         Pursuant to Section 2B(3) of the Agreement, the Obligors hereby make the following Request for Purchase:

         1.       Aggregate principal amount of
                  the Notes covered hereby
                  (the "Notes") ........................          $         (1)
                                                                  ------------

         2.       Individual specifications of the Notes:

                                   Principal
                  Final            Prepayment           Interest
Principal         Maturity         Dates and            Payment
Amount            Date(2)          Amounts(2)           Period(3)
------            -------          ----------           ---------



         3.       Use of proceeds of the Notes:


         4.       Proposed day for the closing of the purchase and sale of the
                  Notes:

         5.       The purchase price of the Notes is to be transferred to:

-------------
1        Minimum principal amount of $10,000,000.

2 Maturity of not more than 15 years and average life of not more than 12 years.

3        Quarterly or semi-annually in arrears.

Name, Address
and ABA Routing                    Number of
Number of Bank                     Account
--------------                     -------




         6. The Obligors certify (a) that the representations and warranties contained in Section 5 of the Agreement are true on and as of the date of this Request for Purchase and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.




Dated:                                LINCOLN ELECTRIC HOLDINGS, INC.



                                      By:
                                          --------------------------------------
                                      Its:
                                           -------------------------------------



                                      LINCOLN ELECTRIC COMPANY



                                      By:
                                           -------------------------------------
                                      Its:
                                            ------------------------------------

                                                                       EXHIBIT C


                      [FORM OF CONFIRMATION OF ACCEPTANCE]


                         LINCOLN ELECTRIC HOLDINGS, INC.
                            LINCOLN ELECTRIC COMPANY


         Reference is made to the Amended and Restated Note Purchase and Private Shelf Agreement (the "Agreement"), dated as of April 30, 2002 between Lincoln Electric Holdings, Inc. and Lincoln Electric Company (collectively, the "Obligors") on the one hand, and The Prudential Insurance Company of America ("Prudential") and each Prudential Affiliate which becomes party thereto, on the other hand. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

         Prudential or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in Section 6 of the Agreement, and agrees to be bound by the provisions of Sections 2B(5) and 2B(7) of the Agreement relating to the purchase and sale of such Notes.

         Pursuant to Section 2B(5) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.       Accepted Notes:  Aggregate principal
         amount $
                 ----------------------------

                  (A)      (a) Name of Purchaser:
                           (b) Principal amount:
                           (c) Final Maturity date:
                           (d) Principal prepayment dates and amounts:
                           (e) Interest rate:
                           (f) Interest payment period:  semi-annually
                           (g) Payment and notice instructions: As set forth on
                               attached Purchaser Schedule

                  (B)      (a) Name of Purchaser:
                           (b) Principal amount:
                           (c) Final maturity date:
                           (d) Principal prepayment dates and amounts:
                           (e) Interest rate:
                           (f) Interest payment period:  semi-annually
                           (g) Payment and notice instructions: As set forth on
                               attached Purchaser Schedule

                  [(C), (D).....same information as above.]

II.      Closing Day:




Dated:




                                LINCOLN ELECTRIC HOLDINGS, INC.


                                By:
                                     ------------------------------------------
                                Its:
                                     ------------------------------------------



                                LINCOLN ELECTRIC COMPANY


                                By:
                                     ------------------------------------------
                                Its:
                                     ------------------------------------------



                                [THE PRUDENTIAL INSURANCE
                                   COMPANY OF AMERICA]



                                By:
                                     ------------------------------------------
                                                  Vice President



                                [PRUDENTIAL AFFILIATE]



                                By:
                                     ------------------------------------------
                                                  Vice President

                                                                     EXHIBIT D-1


                     [FORM OF OPINION OF COMPANY'S COUNSEL]

                      [Letterhead of Frederick G. Steuber]


                                                               [Date of Closing]

The Prudential Insurance Company of America
c/o Prudential Capital Group
Two Prudential Plaza
Suite 5600
Chicago, Illinois  60601


Ladies and Gentlemen:

         As General Counsel of Lincoln Electric Holdings, Inc. ("Holdings") and Lincoln Electric Company (the "Company" and, together with Holdings, individually an "Obligor" and collectively the "Obligors"), I am familiar with the Note Purchase and Private Shelf Agreement, dated as of , 2002 (the "Agreement") between the Obligors, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes a party thereto, on the other hand, pursuant to which the Obligors have issued to you today their 8.73% senior promissory notes in the aggregate principal amount of $18,750,000 (the "Notes"). Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in Section 4.4 of the Agreement and with the understanding you are purchasing the Notes in reliance on the opinions expressed herein.

         In this connection, I have examined such certificates of public officials, certificates of officers of the Obligors and copies certified to my satisfaction of corporate documents and records of the Obligors and of other papers, and have made such other investigations, as I have deemed relevant and necessary as a basis for my opinion hereinafter set forth. I have relied upon such certificates of public officials and of officers of the Obligors with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 9 below, I have also relied upon the representation made by you in
Section 6.1 of the Agreement.

         Based on the foregoing, it is my opinion that:

         1. Each Obligor is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Ohio, has the corporate power and authority to execute and deliver, and perform its obligations under the Agreement and the Notes and has the full corporate power and authority to conduct the business in which it is now engaged. Each Obligor is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         2. The Agreement has been duly authorized by all necessary corporate action on the part of each Obligor, has been duly executed and delivered by each Obligor and constitutes the legal, valid and binding obligation of each Obligor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         3. The Notes have been duly authorized by all necessary corporate action on the part of each Obligor, have been duly executed and delivered by each Obligor and constitute the legal, valid and binding obligations of each Obligor, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         4. No approval or consent on the part of, or filing or registration with, any governmental body of the United States, the State of Ohio or the State of New York, is required in connection with the execution, delivery and performance of the Agreement or the Notes by the Obligors.

         5. The issuance and sale of the Notes and the execution, delivery and performance by each Obligor or the Agreement do not violate any law or any order of any court or Governmental Authority or agency applicable to such Obligor, or conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation of imposition of any Lien upon any of the property of such Obligor pursuant to the provisions of the Articles of Incorporation or Code of Regulations of such Obligor or any agreement or other instrument known to such counsel to which such Obligor is a party or by which such Obligor may be bound.

         6. The offer, sale and delivery of the Notes under the circumstances contemplated by the Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of the Agreement under the Trust Indenture Act of 1939, as amended.

         7. Neither Obligor is required to register as an "investment company" under the Investment Company Act of 1940, as amended.

         8. In a properly presented and argued case, a court of the State of Ohio (or a United States court sitting in the State of Ohio) applying the contractual choice of law rules and principles applied by such courts under the laws of that State should apply the substantive laws of the State of New York to matters involving the validity, construction enforcement and interpretation of the Agreement and the Notes.

                                           Sincerely,



                                           Frederick G. Steuber

                                   SCHEDULE A

                                 RESTATED NOTES


NAME AND ADDRESS
OF PURCHASER                                        PRINCIPAL AMOUNT OF NOTES
THE PRUDENTIAL INSURANCE
  COMPANY  OF AMERICA
c/o Prudential Capital Group
Two Prudential Plaza, Suite 5600                          $18,750,000
Chicago, Illinois  60601
Attention:  Managing Director
Telecopy:  (312) 540-4222

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Lincoln Electric Holdings, Inc. and The Lincoln Electric Company 8.73% Senior Notes due November 26, 2003" and the application as among principal, premium or interest) to:


Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, and written confirmation of each such payment to be addressed to:

         The Prudential Insurance Company of America
         c/o Investment Operations Group
         Gateway Center Four, 10th Floor
         100 Mulberry Street
         Newark, New Jersey  07102-4077
         Attention:  Manager

         Recipient of telephonic prepayment notices:

         Manager, Trade Management Group
         Telephone:  (973) 802-8107
         Facsimile:  (973) 802-9425

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  22-1211670

                                                                      SCHEDULE B

                                  DEFINED TERMS

GENERAL PROVISIONS

         Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the express requirements of this Agreement.

DEFINITIONS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "Acceptance" is defined in Section 2B(5).

         "Acceptance Day" is defined in Section 2B(5).

         "Acceptance Window" is defined in Section 2B(5).

         "Accepted Note" is defined in Section 2B(5).

         "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of Holdings.

         "Agreement" means this Agreement as amended and otherwise modified from time to time.

         "Attributable Debt" means, as to any particular lease relating to a Sale-and-Leaseback Transaction, the present value of all Lease Rentals required to be paid by the Holdings or any Restricted Subsidiary under such lease during the remaining term thereof (determined in accordance with generally accepted financial practice using a discount factor equal to the interest rate implicit in such lease if known or, if not known, of 7% per annum).

         "Authorized Officer" means (i) in the case of the Obligors, any officer of an Obligor designated as its "Authorized Officer" in the Information Schedule and any other officer thereof designated as an "Authorized Officer" of an Obligor for purposes of this Agreement in an Officer's Certificate executed by one of their Authorized Officers and (ii) in the case of

Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Obligors by any individual who on or after the date of this Agreement shall have been an Authorized Officer of an Obligor and whom Prudential in good faith believes to be an Authorized Officer of an Obligor at the time of such action shall be binding on the Obligors even though such individual shall have ceased to be an Authorized Officer of an Obligor, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential, and whom the Obligors in good faith believe to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

         "Business Day" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, or Cleveland, Ohio are required or authorized to be closed.

         "Cancellation Date" is defined in Section 2B(8)(iv).

         "Cancellation Fee" is defined in Section 2B(8)(iv).

         "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

         "Cash Equivalents" means investments in (i) United States Governmental Securities maturing within 365 days from the date of acquisition thereof; (ii) negotiable certificates of deposit and bankers' acceptances maturing within 365 days from the date of acquisition thereof issued by any commercial bank or trust company organized under the laws of the United States or any state thereof or the District of Columbia, having at any date of determination combined capital and surplus and retained earnings of not less than $100,000,000, provided, that the long-term unsecured debt obligations of such bank or trust company (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A" or better by S&P or an equivalent rating by any other credit rating agency of recognized national standing, and (iii) commercial paper maturing not more than 270 days from the date of issuance thereof which has a rating, at the time of acquisition by Holdings or such Restricted Subsidiary, of "A-1" or better by S&P or an equivalent rating by any other credit rating agency of recognized national standing.

         "Closing Day" means (i) with respect to the Restated Notes, the Restated Notes Closing Day and (ii) with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted
Note in the Request for Purchase of such Accepted Note, provided that (a) if the Obligors and the Purchaser which is obligated to purchase such Accepted Note agree in writing on an earlier Business Day for such closing, the "Closing Day" for such Accepted Note shall be such earlier Business Day, and (b) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to Section 2B(7), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to "original Closing Day" in Section 2B(8)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Company" means The Lincoln Electric Company, an Ohio corporation.

         "Competitor" shall mean any Person that directly or indirectly through its Affiliates has substantial operations related to the welding and cutting industry, including the manufacture and sale of welding and cutting equipment and related consumables, industrial gases and gas apparatus, lasers and robotics for welding applications, and the engineered adhesives and industrial fastener industries, provided that:

                  (a) the provision of investment advisory services by a Person to a Plan which is owned or controlled by a Person which would otherwise be a Competitor shall not of itself cause the Person providing such services to be deemed to be a Competitor; and

                   (b) in no event shall an Institutional Investor be deemed a Competitor unless such Institutional Investor controls, or is controlled by, or is under common control with, a Person that is substantially engaged in the welding and cutting industry, including the manufacture and sale of welding and cutting equipment and related consumables, industrial gases and gas apparatus, lasers and robotics for welding applications, and the engineered adhesives and industrial fastener industries.

         "Confidential Information" is defined in Section 20.

         "Consolidated Debt" means, as of any date of determination, the sum of all Debt of Holdings and its Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between Holdings and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of Holdings and its Restricted Subsidiaries in accordance with GAAP.

         "Consolidated EBITDA" for any period means the sum of (a) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income for such period), (b) all provisions for any Federal, state or local income taxes made by Holdings and its Restricted Subsidiaries during such period, (c) all provisions for depreciation and amortization (other than amortization of debt discount) made by Holdings and its Restricted Subsidiaries during such period, and (d) Interest Charges during such period.

         "Consolidated Fixed Charges" means, with respect to any period, on a consolidated basis the sum of (a) Interest Charges for such period and (b) Lease Rentals for such period.

         "Consolidated Funded Debt" means, as of any date of determination, the sum of all Funded Debt of Holdings and its Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between Holdings and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of Holdings and its Restricted Subsidiaries in accordance with GAAP.

         "Consolidated Income Available for Fixed Charges" means, with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Consolidated Fixed Charges and (b) taxes imposed on or measured by income or excess profits.

         "Consolidated Net Income" means, with reference to any period, the net income (or loss) of Holdings and its Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between Holdings and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of Holdings and its Restricted Subsidiaries in accordance with GAAP, provided that there shall be excluded:

                  (a) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Holdings or a Restricted Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition,

                  (b) the income (or loss) of any Person (other than a Restricted Subsidiary) in which Holdings or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by Holdings or such Restricted Subsidiary in the form of cash dividends or similar cash distributions,

                  (c) the undistributed earnings of any Restricted Subsidiary to the extent that, to the best of the knowledge of the Obligors, the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is (i) not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, or (ii) otherwise unavailable for payment,

                  (d) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, conversion, exchange or other disposition of Investments or capital assets (such term to include, without limitation, the following, whether or not current: all fixed assets, whether tangible or intangible, and all inventory sold in conjunction with the disposition of fixed assets), and any taxes on such net gain (or net loss),

                  (e) any gains resulting from any write-up or reappraisal of any assets (but not any losses resulting from any write-down or reappraisal of any assets),

                  (f) any net gain from the collection of the proceeds of life insurance policies,

                  (g) any gain arising from the acquisition of any Security, or the extinguishment, under GAAP, of any Debt, of Holdings or any Restricted Subsidiary,

                  (h) any deferred or other credit representing the excess of equity in any Restricted Subsidiary at the date of acquisition over the cost of the investment in such Restricted Subsidiary; and

                  (i) any non-cash charges related to the implementation by Holdings and its Restricted Subsidiaries of FASB Statement 142.

         "Consolidated Net Worth" means, at any time,

                   (a) the sum (adjusted for any non-cash charges related to the implementation by Holdings and its Restricted Subsidiaries of FASB Statement 142) of (i) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of Holdings and its Restricted Subsidiaries plus (ii) the amount of the paid-in capital and retained earnings of Holdings and its Restricted Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of Holdings and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, minus

                  (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

         "Consolidated Senior Funded Debt" means (a) all Debt evidenced by the Notes, and (b) all other Consolidated Funded Debt ranking pari passu or senior in right of payment with the Debt evidenced by the Notes.

         "Consolidated Shareholders' Equity" means, at any time, the sum of (i) consolidated shareholders' equity of Holdings and Restricted Subsidiaries as would be shown on a consolidated balance sheet of Holdings and its Restricted Subsidiaries as of such time prepared in accordance with GAAP and (ii) the cost (to the extent incurred) of implementation by Holdings of Statement of Financial Accounting Standard 142, to the extent not in excess of $45,000,000.

         "Consolidated Total Assets" means, at any time,

                  (a) total assets of Holdings and its Restricted Subsidiaries determined as of the end of the most recently ended Fiscal Year on a consolidated basis in accordance with GAAP, minus


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                  (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of such Restricted Subsidiaries.

         "Current Maturities of Funded Debt" means, at any time and with respect to any item of Funded Debt, the portion of such Funded Debt outstanding at such time which by the terms of such Funded Debt or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such time.

         "Debt" means, with respect to any Person, without duplication,

                  (a) its liabilities for borrowed money;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) its Capital Lease Obligations;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

                  (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

         Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "Default Rate" with respect to a Series means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated (a) in clause (a) of the first paragraph of the Notes (in the case of the Restated Notes) or (b) opposite the caption "INTEREST RATE" (in the case of any Shelf Notes) or (ii) 2% over the rate of interest publicly announced by The Bank of New York in New York, New York as its "base" or "prime" rate.

         "Delayed Delivery Fee" is defined in Section 2B(8)(iii).

         "Disposition Value" means, at any time, with respect to any property


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
                  (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by Holdings, and

                  (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by Holdings.

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with Holdings under section 414 of the Code.

         "Event of Default" is defined in Section 11.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Notes" is defined in Section 1A.

         "Facility" is defined in Section 2B(1).

         "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

         "Fiscal Quarter" means the three month fiscal period of Holdings beginning on each January 1, April 1, July 1 and October 1 of each year and ending on the succeeding March 31, June 30, September 30 and December 31, respectively.

         "Fiscal Year" means the fiscal year of Holdings beginning on January 1 of each year and ending on the succeeding December 31.


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
         "Fixed Charges Coverage Ratio" means, at any time, the ratio of (a) Consolidated Income Available for Fixed Charges for the period of four consecutive fiscal quarters ending as of the most recent fiscal quarter ended prior to such time to (b) Consolidated Fixed Charges for such period.

         "Funded Debt" means, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof, provided that Funded Debt shall include, as at any date of determination, Current Maturities of Funded Debt.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority" means

                  (a) the government of

                           (i) the United States of America or any State or
                  other political subdivision thereof, or

                           (ii) any jurisdiction in which either Obligor or any
                  Restricted Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of either Obligor or any Restricted Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Hedge Treasury Note(s)" means, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

         "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by Holdings pursuant to Section 13.1.

         "Holdings" means Lincoln Electric Holdings, Inc., an Ohio corporation.

         "Hostile Tender Officer" means, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights which, when added to shares, equity interests, securities or rights already held by the Company and Subsidiaries, represent less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

         "Indebtedness" with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;


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
                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                  (f) Swaps of such Person; and

                  (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

         "Institutional Investor" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "Interest Charges" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between Holdings and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of Holdings and its Restricted Subsidiaries in accordance with GAAP): (a) all interest in respect of Indebtedness of Holdings and its Restricted Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

         "Investment" means any investment, made in cash or by delivery of property, by Holdings or any of its Restricted Subsidiaries (i) in any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or (ii) in any property.

         "Issuance Fee" is defined in Section 2B(8)(ii).

         "Issuance Period" is defined in Section 2B(2).

         "Lease Rentals" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by Holdings or any Restricted Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, provided that, if at the date of determination, any such rental or other obligations (or portion thereof) are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (or such portion thereof) (i) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (ii) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a Senior Financial Officer of Holdings on a reasonable basis and in good faith.

         "Leverage Ratio" means, at any time, the ratio of (a) Consolidated Debt at such time to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of the most recent fiscal quarter ended prior to such time.

         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "Make-Whole Amount" is defined in Section 8.7.

         "Material" means material in relation to the business, operations, affairs, financial condition, assets, or properties of Holdings and its Restricted Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of Holdings and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Obligors to perform their obligations under this Agreement and the Notes, or
(c) the validity or enforceability of this Agreement or the Notes.

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "Notes" is defined in Section 1B.

         "Officer's Certificate" of an Obligor means a certificate of a Senior Financial Officer of such Obligor or of any other officer of such Obligor whose responsibilities extend to the subject matter of such certificate.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by Holdings or any ERISA Affiliate or with respect to which Holdings or any ERISA Affiliate may have any liability.

         "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "Priority Debt" means the sum of (a) all Debt of the Obligors secured by Liens, (b) all Debt of Restricted Subsidiaries (other than the Company) and
(c) all Attributable Debt of Holdings and its Restricted Subsidiaries.

         "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "Prudential"  means The Prudential Insurance Company of America.

         "Prudential Affiliate" means (i) any corporation or other entity controlling, controlled by, or under common control with, Prudential and (ii) any managed account or investment fund which is managed by Prudential or a Prudential Affiliate described in clause (i) of this definition. For purposes of this definition the terms "control", "controlling" and "controlled" shall mean the ownership, directly or through subsidiaries, of a majority of a corporation's or other Person's Voting Stock or equivalent voting securities or interests.

         "Purchaser" means Prudential or a Prudential Affiliate purchasing any Notes.

         "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "Qualifying Securitization Transaction" means a bona fide securitization transaction effected under terms and conditions customary in the capital markets and consisting of sales of Trade Receivables by Holdings or a Restricted Subsidiary to a Special Purpose Company which in turn either sells or pledges such Trade Receivables (or undivided interests therein) to a commercial paper conduit or other financing source (whether with or without recourse to the Special Purpose Company), and as to which each of the following conditions shall be satisfied: (i) such sales to the Special Purpose Company are not accounted for under GAAP as secured loans, (ii) such transactions are, in the good faith opinion of a Senior Financial Officer of Holdings, for fair value and in the best interests of Holdings and its Restricted Subsidiaries, and (iii) recourse to the Obligors or any Restricted Subsidiary in connection with any such sale of Trade Receivables is limited to repurchase, substitution or indemnification obligations customarily provided for in asset securitization transactions and arising from breaches of representations or warranties made by Holdings or such Restricted Subsidiary in connection with such sale.

         "Related Industries" means the welding and cutting industry, including the manufacture and sale of welding and cutting equipment and related consumables, industrial gases and gas apparatus, laser and robotics for welding applications, and the engineered adhesives and industrial fastener industries.

         "Required Holders" means, at any time, the holders of more than 50.0% in principal amount of the Notes or of a Series of Notes (as applicable) at the time outstanding (exclusive of Notes then owned by the Company or any of its Subsidiaries or Affiliates) and, if no Notes are outstanding, means Prudential.

         "Rescheduled Closing Day" is defined in Section 2B(7).

         "Responsible Officer" of an Obligor means any Senior Financial Officer of such Obligor and any other officer of such Obligor with responsibility for the administration of the relevant portion of this agreement.

         "Restated Notes" has the meaning provided in Section 1A.

         "Restated Notes Closing Day" has the meaning provided in Section 3.

         "Restricted Subsidiary" means at any time (1) the Company and (2) any other Subsidiary (a) of which at least a majority (by number of votes) of the Voting Stock is beneficially owned, directly or indirectly, by Holdings or one or more Wholly-Owned Restricted Subsidiaries; and (b) which is (i) not designated as an Unrestricted Subsidiary in the most recent notice, if any, with respect thereto delivered pursuant to Section 9.8, or (ii) which is designated a Restricted Subsidiary in the most recent notice, if any, with respect thereto delivered pursuant to Section 9.8.

         "Restricted Subsidiary Stock" means the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Restricted Subsidiary (other than the Company).

         "Sale-and-Leaseback Transaction" means a transaction or series of transactions pursuant to which Holdings or any Restricted Subsidiary shall sell or transfer to any Person (other than Holdings or a Restricted Subsidiary) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, Holdings or any Restricted Subsidiary shall rent or lease as lessee (other than pursuant to a Capital Lease), or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.

         "SEC" means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Security" shall have the same meaning as in Section 2(1) of the Securities Act.

         "Senior Financial Officer" of an Obligor means the chief financial officer, principal accounting officer, treasurer or comptroller of such Obligor.

         "Series" is defined in Section 1B.

         "Shelf Notes" is defined in Section 1B.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

         "Special Purpose Company" means any Person created in connection with a Qualifying Securitization Transaction, provided, that any Special Purpose Company shall not own any property or conduct any activities other than those properties and activities which are reasonably required to be owned and conducted in connection with the involvement of such Person in Qualifying Securitization Transactions.

         "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of Holdings.

         "Subsidiary Stock" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

         "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "Trade Receivables" means indebtedness and other obligations owed to Holdings or any Restricted Subsidiary, whether constituting accounts, chattel paper, instruments or general intangibles, arising in connection with the sale of goods and services by Holdings or such Restricted Subsidiary to commercial customers, including, without limitation, the obligation to pay any finance charges with respect thereto, and agreements relating thereto, collateral securing the foregoing, books and records relating thereto and all proceeds thereof.

         "United States Governmental Security" means any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the

Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

         "Unrestricted Subsidiary" means any Subsidiary that is not a Restricted Subsidiary.

         "Voting Stock" means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         "Wholly-Owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Obligors and Holdings' other Wholly-Owned Restricted Subsidiaries at such time.



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